UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2006

First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

142 East First Street, Mountain Grove, Missouri		65711
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (417) 926-5151

__Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

__Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant's Certifying Accountant.

(a)

On April 26, 2006, the Registrant's Audit Committee terminated the engagement of Kirkpatrick, Phillips & Miller, CPAs, P.C., Springfield, Missouri, as the Registrant's certifying accountants.  The decision to dismiss Kirkpatrick, Phillips & Miller was made by the Audit Committee of the Board of Directors in consultation with management.

The report of Kirkpatrick, Phillips & Miller on the Registrant's financial statements for either of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and subsequent interim periods preceding the date of termination of the engagement of Kirkpatrick, Phillips & Miller, the Registrant was not in disagreement with Kirkpatrick, Phillips & Miller on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Kirkpatrick, Phillips & Miller, would have caused Kirkpatrick, Phillips & Miller to make reference to the subject matter of the disagreement in connection with its report.

Additionally, during the last two years and for the subsequent interim periods preceding the date the Registrant determined to terminate Kirkpatrick, Phillips & Miller, there were no reportable matters as defined in Regulation S-B Item 304(a)(1)(v).

The Registrant requested that Kirkpatrick, Phillips & Miller furnish the Registrant with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether they agree with the statements made in this Item 4.01, and if not, stating the respects in which they do not agree.  The required letter from Kirkpatrick, Phillips & Miller with respect to the above statements made by the Registrant is filed as Exhibit 16 hereto.

(b)

On April 26, 2006, the Registrant's Audit Committee engaged McGladrey & Pullen, LLP, Missouri, as the Registrant's certifying accountants subject to the firm's normal due diligence client acceptance procedures.  The Registrant has not consulted with McGladrey & Pullen, LLP during its two most recent fiscal years nor during any subsequent interim period prior to its appointment as auditor regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or regarding the reportable condition set forth in Regulation S-B Items 304(a)(2)(i) and (ii).

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

16

Letter from Kirkpatrick, Phillips & Miller to the Securities and Exchange Commission dated May 1, 2006.

99.1

Press Release issued by the Registrant on May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST BANCSHARES, INC.

DATE: May 2, 2006

By:  /s/ James W. Duncan                                                James W. Duncan

      President and Chief Executive Officer

Exhibit 16

KPM

ACCOUNTING FOR GROWTH

May 1, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

RE:  First Bancshares, Inc.

We have read the statements that we understand First Bancshares, Inc. will include under Item 4.01 of the Form 8-K Report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.01.

Sincerely,

/s/ Kirkpatrick, Phillips & Miller

Kirkpatrick, Phillips & Miller, CPAs, PC

2003 East Sunshine . Springfield, Missouri  65804 . 417-882-4300 . fax 417-882-9418

500 West Main Street, Suite 200 . Branson, Missouri 65616 . 417-334-2987 . fax 417-336-3403

www.kpmcpa.com

Exhibit 99.1

FIRST BANCSHARES, INC. ANNOUNCES CHANGE OF PUBLIC ACCOUNTING FIRM

Mountain Grove, Missouri (May 2, 2006) First Bancshares, Inc. (NASDAQ - FstBksh: FBSI) (“Company”), today announced that it has appointed McGladrey & Pullen, LLP as its new independent registered public accounting firm subject to the firm’s normal due diligence client acceptance procedures effective April 26, 2006.  McGladrey & Pullen, LLP replaces Kirkpatrick, Phillips & Miller, CPAs, P.C.  which has served as the Company’s audit firm since 1993.  The Audit Committee made the decision after a thorough evaluation process, which included a review of other accounting firms.

The decision to change accountants was not the result of any disagreements between the Company and Kirkpatrick, Phillips & Miller on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.  The letter from Kirkpatrick, Phillips & Miller agreeing with these statements is being filed today with the Company’s Form 8-K related to this announcement.

James W. Duncan, the President and Chief Executive Officer of the Company, stated, “We sincerely appreciate the high level of service provided by Kirkpatrick, Phillips & Miller to First Bancshares, Inc. over the past years.  However, we believe a change in accounting firms is in the best interest of our shareholders and look forward to our new relationship with McGladrey & Pullen, LLP.”

For further information, contact:

James W. Duncan

President and Chief Executive Officer

(417) 926-5151